UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2005

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2005, The Greenbrier Companies, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with the representatives of the estate of Alan James (the “Estate”) and William A. Furman. Mr. James was a member of the Company’s board of directors before his death and the Estate owns approximately 26% of the Company’s outstanding common stock. Mr. Furman is the President and Chief Executive Officer of the Company and owns approximately 26% of the Company’s outstanding common stock.  The Settlement Agreement is filed as Exhibit 10.1 hereto.

Subsequent to the time of Mr. James’ death on January 28, 2005, the Company has been engaged in discussions with the representatives of the Estate regarding the Estate’s desire to dispose of its shares of Company common stock.  On July 26, 2004, Mr. James, then a member of the Company’s board of directors, filed an action in the Court of Chancery of the State of Delaware against the Company and all of the Company’s directors serving on July 26, 2004, other than Mr. James.  The Company entered into the Settlement Agreement with the Estate to, among other things, resolve this outstanding litigation and release other claims.  The Settlement Agreement, to which Mr. Furman is also a party, provides that the Company will publicly offer 4,500,000 shares of the Company’s common stock (plus the shares issuable upon exercise of the underwriters’ over-allotment option) (the “Offering”) and use proceeds from the Offering to purchase 3,166,667 shares of Company common stock owned by the Estate and 1,500,000 shares of Company common stock owned by Mr. Furman.  In addition, as part of the settlement, the Estate agreed to cause the dismissal, with prejudice, of all claims in the Delaware litigation initiated by Mr. James and on April 20, 2005, the parties to the litigation filed with the Delaware court the order approving the stipulation and dismissal of the Delaware litigation.  A form of the stipulation order is attached hereto as Exhibit 10.2.  The Settlement Agreement also provides for the mutual release by the Estate of all claims the Estate may have against the Company, Mr. Furman and its directors, and Mr. Furman, the Company and its directors have agreed to release all claims that Mr. Furman, the Company or its directors have against the Estate.  A form of the mutual release is attached hereto as Exhibit 10.6.  In addition, FTI Consulting Inc., which was engaged by Mr. James to investigate alleged accounting improprieties relating to the 2003 and 2004 reserves of the Company’s European operations, provided to the Estate its completed report of its investigation. The report states that nothing came to FTI’s attention to indicate that the 2003 or 2004 reserves of the Company’s European operations were accounted for improperly.

In accordance with the Settlement Agreement, the Company, the Estate and Mr. Furman entered into a stock purchase agreement, dated as of April 20, 2005 (the “Stock Purchase Agreement”).  A form of the Stock Purchase Agreement is attached hereto as Exhibit 10.3.  Pursuant to the Stock Purchase Agreement, assuming the sale of 4,500,000 shares in the Offering, the Company intends to use the net proceeds of the Offering to purchase (1) 1,500,000 shares from each of the Estate and Mr. Furman at a per share price equal to the “net offering price,” which is the public offering price indicated on the cover page of the prospectus supplement, less underwriting discounts and commissions and a fee payable by the Company to the Estate’s financial advisor, and less the Company’s other documented, reasonable out-of-pocket expenses directly related to the Offering (not exceeding 1% of the gross proceeds of the Offering) and (2) 1,666,667 shares from the Estate at a price per share equal to 90% of the net offering price. Upon completion of these purchases, the Estate would own 751,333 shares and Mr. Furman would own 2,418,000 shares of Company common stock.  Each of the Estate and Mr. Furman have agreed not to make any further sales of shares of Company common stock for 90 days pursuant to a lock-up agreement (each a “Lock-Up Agreement”), entered into with Bear, Stearns & Co. Inc. (“Bear, Stearns”), one of the Company’s underwriters of the Offering.  A form of the Lock-Up Agreement is attached hereto as Exhibit 10.4.  If the Company sells more than 4,500,000 shares in the Offering pursuant to an exercise of the underwriters’ over-allotment option or because of an increase in the size of the Offering, the Company intends to use the additional proceeds first to purchase up to an aggregate of 1,000,000 shares from the Estate and Mr. Furman on an equal basis and then to purchase additional shares from the Estate, up to all of the remaining shares owned by the Estate (other than 3,000 shares subject to the James-Furman  Supplemental 1994 Stock Option Plan). If the number of shares in the Offering (including any shares sold pursuant to the exercise of the over-allotment option) is reduced to less than 4,500,000 shares, the number of shares purchased from the Estate and Mr. Furman would be reduced by 66 2/3% and 33 1/3%, respectively. Each of the Estate and Mr. Furman has waived the applicability of the right of first refusal provisions in the stockholders’ agreement, dated as of July 1, 1994, by and among Mr. James, Mr. Furman and the Company, as amended (the “Stockholders’ Agreement”), with respect to the Company’s purchase of shares pursuant to the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, the acquisition of shares from the Estate and Mr. Furman is anticipated to occur on the first business day following the closing of the Offering. Prior to the execution of the underwriting agreement, each of the Estate and Mr. Furman may choose not to accept the price per share provided in the stock purchase agreement and, therefore, not sell any of their shares to the Company. If either the Estate or Mr. Furman elects not to sell their shares to the Company, the aggregate number of shares sold by the Company in the Offering will be reduced accordingly and the net proceeds of the Offering will be used only to purchase shares from the party that has accepted the price per share provided in the stock purchase agreement and elected to sell its shares to the Company. In that event, the over-allotment option will be reduced accordingly.  If either the Estate or Mr. Furman elects not to sell any of its shares to the Company, then the other person may elect to sell to the Company the same number of shares that it could have sold to the Company but for the other person’s election not to sell and may also elect to sell to the Company additional shares equal to the number of shares sold in the Offering in excess of the number of shares it otherwise sold to the Company. However, in no event may Mr. Furman sell more than 2,000,000 shares to the Company.

In connection with the Settlement Agreement, the Company and the Estate have entered into a registration rights agreement, dated April 20, 2005 (the “Registration Rights Agreement”).  A form of the Registration Rights Agreement is attached hereto as Exhibit 10.5.  The Registration Rights Agreement provides that, following the completion of the Offering and the Company’s purchase of shares from the Estate, so long as the Estate owns at least 500,000 shares of the Company’s common stock that were owned by Alan James at the time of his death and that currently are beneficially owned by the Estate (“registrable shares of the Company’s common stock”) and the Company has advised the Estate that the Company believes the Estate may be the Company’s “affiliate” (as defined in Rule 144(a)(1) under the Securities Act), then the Estate will have a demand registration right with respect to the registrable shares of the Company’s common stock that it owns. The Estate may exercise its demand registration right by delivering to the Company a notice, requesting that the Company register all, but not less than all, of its registrable shares of the Company’s common stock, not earlier than 60 days after completion of the

Offering or upon the Company’s failure to complete the offering within 60 days from the filing date of this prospectus supplement. The Company has agreed to file a shelf registration statement registering the registrable shares of the Company’s common stock held by the Estate within 30 days of delivery of a registration notice to the Company, to use the Company’s commercially reasonable efforts to have the registration statement declared effective by the SEC and to keep that registration statement effective until the earliest of (1) the date the Estate owns less than 500,000 registrable shares of the Company’s common stock, (2) the date the Company advises the Estate that the Company no longer believes it is the Company’s “affiliate” or (3) 24 months following the effective date of the registration statement. The Estate will be permitted to sell under the registration statement a limited number of shares generally, plus an unlimited number of shares sold in specified types of transactions through intermediaries, in privately negotiated transactions or in financing transactions (in each case, subject to compliance with the new right of first refusal described below). The Estate has agreed to reimburse the Company for all documented, reasonable out-of-pocket expenses directly related to preparation and filing of the registration statement.  Notwithstanding the foregoing, however, the Company will have no obligation to register shares for the Estate as described above if (1) the Estate rejects the net offering price and elects not to sell the Company any of its shares, (2) the Company and Mr. Furman accept the net offering price and the Company sell greater than or equal to the greater of (a) 1,000,000 shares or (b) the lesser of (i) one-third of the total number of shares proposed to be offered in the Offering at the time the Estate rejects the offering price or (ii) 1,500,000 shares.

Pursuant to the Settlement Agreement, the Estate and Mr. Furman will be subject to some limitations on sales of any shares of the Company’s common stock that they continue to own after the sale of shares to the Company under the Stock Purchase Agreement. The Estate has agreed not to sell or transfer any interest in its shares of the Company’s common stock, directly or indirectly, or offer or solicit the offer to purchase any of its shares, and has agreed to discontinue any negotiations with respect to the sale of any of its shares until the earlier of (1) the completion of the Offering or (2) 60 days after the initial filing date of the prospectus supplement with the Securities and Exchange Commission (the “SEC”).  Pursuant to the Estate’s Lock-Up Agreement, the Estate may pledge up to 750,000 shares to secure a loan of up to $5.0 million for specified purposes. The Company anticipates that an affiliate of Bear, Stearns will make this loan to the Estate secured by 750,000 shares of the Company’s common stock held by the Estate, on terms to be agreed upon between the parties. If the Company purchases any of the pledged shares with the net proceeds from the Offering (including from any exercise of the over-allotment option), then the Estate will use all the proceeds it receives from the sale to repay all or a portion of the loan.  In addition, to the extent that the Estate does not sell a substantial portion of its shares to the Company, the Company believes the Estate may continue to be considered its affiliate under applicable securities laws and could sell shares of the Company’s common stock only in accordance with the limitations imposed by such securities laws. Sales of shares by the Estate also will be subject to a new right of first refusal agreement (which will replace the right of first refusal in the Stockholders’ Agreement) in favor of the Company and Mr. Furman. The Stockholders’ Agreement and the right of first refusal therein will terminate upon the earliest of (1) 60 days after the initial filing date of this prospectus supplement; (2) the closing of the purchase of shares with the net proceeds of the Offering (not including any purchase from the net proceeds of any exercise of the over-allotment option) or (3) the termination of the stock purchase agreement.

The Settlement Agreement provides that the Company will not purchase or offer to purchase additional shares from Mr. Furman unless the Company also concurrently offers to purchase the same number of shares from the Estate (or, if less, the remaining shares held by the Estate) upon the same terms and conditions and at the same price per share. The Company also has agreed that the Company will not file a registration statement covering the sale of shares by Mr. Furman prior to the earliest of (1) the first anniversary of the completion or abandonment of the Offering, (2) 60 days after the date upon which the Estate owns less than 500,000 shares of the Company’s common stock, or (3) the date upon which Mr. Furman ceases to serve as both an officer and, if applicable, the Company’s Chairman (other than in a non-executive capacity).

Pursuant to the Settlement Agreement, Greenbrier Leasing Corporation, a subsidiary of the Company, entered into a termination of option agreement dated April 20, 2005 (the “Termination of Option Agreement”), with the Estate and Mr. Furman (solely for purpose of completion of record).  A form of the Termination of Option Agreement is attached hereto as Exhibit 10.7.  The Termination of Option Agreement provides for the termination of certain option agreement among Greenbrier Leasing Corporation, Alan James and William A. Furman, which relates to an option to purchase a certain piece of real property.

As indicated above, pursuant to the Stock Purchase Agreement, the Company has agreed to pay a financial advisor to the Estate a fee equal to 0.3% of the aggregate proceeds of the Offering as partial reimbursement of the Estate for the fee payable by the Estate to its financial advisor.

The foregoing description is a summary of the material provisions of the settlement and is qualified in its entirety by reference to the Settlement Agreement and the form of other agreements attached as exhibits hereto.

Item 1.02 Termination of a Material Definitive Agreement.

See the disclosure regarding termination of the Stockholders’ Agreement set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 1.02 by reference.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number	Description

10.1

Settlement Agreement entered into as of April 20, 2005 by and among The Greenbrier Companies, Inc., William A. Furman and each of George L. Chelius and Eric Epperson as Executor of the Will and Estate of Alan James and as Trustee.

10.2	Stipulation and Order of Dismissal

10.3

Stock Purchase Agreement, entered into as of April 20, 2005, by and among The Greenbrier Companies, Inc., William A. Furman and each of George L. Chelius and Eric Epperson as Executor of the Will and Estate of Alan James and as Trustee.

10.4	Form of Lock-Up Agreement

10.5

Registration Rights Agreement, entered into as of April 20, 2005, by and among The Greenbrier Companies, Inc. and each of George L. Chelius and Eric Epperson as Executor of the Will and Estate of Alan James and as Trustee.

10.6	Mutual and General Release

10.7

Termination of Option Agreement, entered into as of April 20, 2005, by and among Greenbrier Leasing Corporation and each of George L. Chelius and Eric Epperson as Executor of the Will and Estate of Alan James and as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date:	April 20, 2005	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)